Exhibit 4.5

R-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH SECTION 2.12 OF THE INDENTURE.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE NOTE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

EMCORE CORPORATION

CUSIP 290846 AD 6

5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

EMCORE Corporation, a New Jersey corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of sixteen million five hundred eighty thousand four hundred and sixty Dollars ($16,580,460) on May 15, 2011 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EMCORE Corporation

By: /s/ Howard W. Brodie
Howard W. Brodie
Executive Vice President and Chief Legal Officer

Attest:

By: /s/ Ian T. Graham
Ian T. Graham
Assistant Secretary

Dated:  November 16, 2005

Trustee’s Certificate of Authentication: This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:  /s/ Wanda Camacho

[REVERSE SIDE OF SECURITY]

EMCORE CORPORATION
5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

1.	INTEREST

EMCORE Corporation, a New Jersey corporation (the “Company,” which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 5% per annum. The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing May 15, 2006, unless such date is not a business day, in which case, we shall pay interest on the next succeeding business day and such payment shall be deemed to have been paid on such interest payment date and no interest shall accrue during the additional period of time. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 16, 2005; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on May 1 or November 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Definitive Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, Deutsche Bank Trust Company Americas (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Notes of the Company designated as its 5% Convertible Senior Subordinated Notes due 2011 (the “Notes”), issued under an Indenture dated as of November 16, 2005 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Indenture.

The Notes are subordinated unsecured obligations of the Company. The aggregate principal amount of Notes which may be authenticated and delivered pursuant to the Indenture is unlimited. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.	PROVISIONAL REDEMPTION

The Notes may be redeemed at the election of the Company, as a whole or in part from time to time, at any time (a “Provisional Redemption”), upon at least 20 and not more than 60 days’ notice by mail to the Holders of the Notes (a “Provisional Redemption Notice”) at a redemption price equal to $1,000 per $1,000 principal amount of the Notes redeemed plus accrued and unpaid interest, if any (such amount, together with the Early Call Premium described below, the “Provisional Redemption Price”), to but excluding the date of redemption (the “Provisional Redemption Date”) if the Closing Sale Price of the Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days within a period of any 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of Provisional Redemption (the “Provisional Redemption Notice Date”).

Except as set forth above, the Company shall not have the option to redeem the Notes.

6.	EARLY CALL PREMIUM

If the Company delivers a Provisional Redemption Notice on or prior to May 15, 2007, the Company shall make an additional payment, at its option, in cash or Common Stock or a combination of cash and Common Stock (the “Early Call Premium”) with respect to the Notes called for redemption to holders on the Provisional Redemption Notice Date in an amount equal to $150.00 per $1,000 principal amount of the Notes, less the amount of any interest actually paid (including, if the Provisional Redemption Date occurs after a record date but before an interest payment date, any interest paid or to be paid in connection with such interest payment date) on such Notes prior to the Provisional Redemption Date. Payments made in Common Stock will be valued at 95% of the average closing sales prices of Common Stock for the five Trading Days ending on the third day prior to the Provisional Redemption Date. The Company shall pay the Early Call Premium on all Notes called for Provisional Redemption on or prior to May 15, 2007, including those Notes converted into Common Stock between the Provisional Redemption Notice Date and the Provisional Redemption Date.

7.	NOTICE OF REDEMPTION

Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but not including, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

8.	PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change of Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change of Control Purchase Date. The Holder shall have the right to withdraw any Change of Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple thereof) at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.	CONVERSION

A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on May 15, 2011; provided, however, that if the Note is called for redemption or subject to purchase upon a Change of Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date or the Change of Control Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment or Change of Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

The initial Conversion Price is $8.06 per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Notes or portions thereof called for redemption or subject to purchase upon a Change of Control on a Redemption Date or Change of Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

A Note in respect of which a Holder had delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

10.	SUBORDINATION

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness. The indebtedness evidenced by the Notes shall rank pari passu with the Company’s 5% Convertible Senior Subordinated Notes due 2011 issued under that certain Indenture dated as of February 24, 2004, between the Company and the Trustee.

11.	DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12.	PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

13.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

14.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.	SUCCESSOR CORPORATION

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

16.	DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (iii) failure by the Company for 60 days after notice, given in accordance with the terms of the indenture, to it to comply with any of its other agreements contained in the Indenture or the Notes; (iv) the Company fails to comply with any of the provisions of Section 6.08 of the Indenture; (v) the Company fails to provide timely notice of a change of control; and (vi) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.	TRUSTEE DEALINGS WITH THE COMPANY

Deutsche Bank Trust Company Americas, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

19.	AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

20.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: EMCORE Corporation, 145 Belmont Drive, Somerset, New Jersey 08873, Attention: Chief Financial Officer.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: ྡྷ

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or an integral multiple thereof): $____________.

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE UPON A CHANGE OF CONTROL

To: EMCORE Corporation

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from EMCORE Corporation (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Change of Control Purchase Price, together with accrued interest to, but excluding, such date.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note